FORM 8K	File:20050215-FY05Q3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : February 15, 2005

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K(PDF)

For Details, Please Contact:
Ed Richardson	Dario Sacomani
Chairman and Chief Exective Officer Richardson Electronics, Ltd.	Senior Vice President and Chief Financial Officer Richardson Electronics, Ltd.
Phone: (630)208-2340 E-mail: info@rell.com

Item 1.01. Entry into a Material Definitive Agreement

On February 14, 2005, Richardson Electronics, Ltd., or Richardson, entered into separate exchange agreements pursuant to which a small number of holders of Richardson's existing 71/4% Convertible Subordinated Debentures due December 15, 2006, or the 71/4% debentures, and 81/4% Convertible Senior Subordinated Debentures due June 15, 2006, or the 81/4% debentures, agreed to exchange approximately $22.2 million in aggregate principal amount of 71/4% debentures and approximately $22.5 million in aggregate principal amount of 81/4% debentures for approximately $44.7 million in aggregate principal amount of newly-issued 73/4% Convertible Senior Subordinated Notes due 2011. Based on recent Schedule 13G filings, two of the holders, Loomis Sayles & Company and T. Rowe Price Associates, Inc., each beneficially owns more than 5% of Richardson's common stock. Loomis exchanged approximately $14.9 million aggregate principal amount of 71/4% debentures, and T. Rowe Price exchanged approximately $4.1 million aggregate principal amount of 71/4% debentures. A copy of the form of exchange agreement is filed as an exhibit to this report. The foregoing description of the exchange agreement is only a summary and is qualified in its entirety by the full text of the form of agreement, which is incorporated by reference herein.

On February 15, 2005, Richardson issued the senior subordinated notes pursuant to an indenture with J.P. Morgan Trust Company dated February 14, 2005. The senior subordinated notes bear interest at the rate of 73/4% per annum. Interest is due on June 15 and December 15 of each year. The senior subordinated notes mature on December 15, 2011. The senior subordinated notes are convertible at the option of the holder, at any time on or prior to maturity, into shares of Richardson's common stock at a price equal to $18.00 per share, subject to adjustment in certain circumstances. On or after December 19, 2006, Richardson may elect to automatically convert the notes into shares of common stock if the trading price exceeds 125% of the conversion price of the notes for at least twenty trading days during any thirty trading day period.

The indenture provides that on or after December 19, 2006, Richardson has the option of redeeming the senior subordinated notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. However, from December 19, 2006 until December 19, 2007, the notes will be redeemable only if the trading price of Richardson's common stock exceeds 125% of the conversion price of the notes for at least twenty trading days during any thirty trading day period.

Holders may require Richardson to repurchase all or a portion of their senior subordinated notes for cash upon a change-of-control event, as described in the indenture, at a repurchase price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Richardson may, at its option, pay the change of control purchase price in cash, shares of its common stock (valued at 97.5% of the market price), or a combination thereof.

The senior subordinated notes are unsecured and subordinated to Richardson's existing and future senior debt and senior to Richardson's existing 71/4%Convertible Subordinated Debentures due December 15, 2006 and 81/4% Convertible Senior Subordinated Debentures due June 15, 2006. A copy of the new indenture is filed as an exhibit to this report. The foregoing description of the indenture is only a summary and is qualified in its entirety by the full text of the indenture, which is incorporated by reference herein.

The senior subordinated notes were issued through a private offering to qualified institutional buyers under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. In connection with the exchange, on February 15, 2005, Richardson also entered into a resale registration rights agreement with the existing holders who participated in the exchange offer. Pursuant to the resale registration rights agreement, Richardson has agreed to file a registration statement for the resale of the senior subordinated notes and the shares of common stock issuable upon conversion of the notes on or before May 16, 2005 and to use its best efforts to cause such registration statement to become effective as promptly as is practicable, but in no event later than August 14, 2005. Richardson has also agreed to keep the shelf registration statement effective until two years after the latest date on which it issues senior subordinated notes in connection with the exchange, subject to certain terms and conditions. A copy of the form of the resale registration rights agreement is filed as an exhibit to this report. The foregoing description of the resale registration rights agreement is only a summary and is qualified in its entirety by the full text of such agreement, which is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement
See Item 1.01 above, which is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01 above, which is incorporated by reference herein.
Item 3.02. Unregistered Sales of Equity Securities
See Item 1.01 above, which is incorporated by reference herein.
Item 8.01. Other Events
In connection with the exchange, Richardson issued a press release on February 15, 2005. A copy of the press release is filed as an exhibit to this report and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
10.1	Form of Exchange Agreement, dated February 2005, between Richardson Electronics, Ltd. and certain holders of outstanding debentures	HTML	PDF
10.2	Indenture, dated as of February 14, 2005, between Richardson Electronics, Ltd. and J.P. Morgan Trust Company, National Association	HTML	PDF
10.3	Form of Resale Registration Rights Agreement, dated February 2005, between Richardson Electronics, Ltd. and the holders specified therein	HTML	PDF
99.1	Press release of Richardson Electronics, Ltd. dated February 15, 2005	HTML	PDF

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
Date: February 15, 2005	By: /s/ WILLIAM G. SEILS
Name: William G. Seils Title: Senior Vice President, General Counsel and Secretary